Exhibit 99.1

Assembly Biosciences Reports First Quarter 2026 Financial Results and Recent Highlights

– Completed Phase 1b studies for ABI-5366 and ABI-1179, helicase-primase inhibitors for recurrent genital herpes –

– Completed chronic toxicology studies for ABI-6250, an oral small-molecule entry inhibitor candidate for chronic hepatitis delta virus; Phase 2 initiation anticipated Q4 2026 –

SOUTH SAN FRANCISCO, Calif. – May 7, 2026 – Assembly Biosciences, Inc. (Nasdaq: ASMB), a biotechnology company developing innovative therapeutics targeting serious viral diseases, today reported financial results for the first quarter ended March 31, 2026, and recent highlights.

“The first quarter reflected steady progress across our portfolio as we continue advancing our discovery and development programs,” said Jason Okazaki, chief executive officer and president of Assembly Bio. “As we look ahead, we anticipate receiving Gilead’s development plan and budget for the herpesvirus program and will evaluate our cost and profit share opt-in decision by mid-2026 while continuing to advance ABI-6250 toward Phase 2 in hepatitis delta virus by year-end.”

First Quarter 2026 and Recent Highlights

•
Completed follow-up period for all participants in the Phase 1b portion of the studies for ABI-5366 and ABI-1179, reinforcing continued confidence in the safety and efficacy findings previously disclosed for both candidates
•
Completed chronic toxicology studies for ABI-6250, establishing support for anticipated phase 2 doses
•
Presented an oral presentation and three posters, including one late-breaker, highlighting interim Phase 1b data for ABI-5366 and ABI-1179 at the 2026 Congress of the European Society of Clinical Microbiology and Infectious Diseases (ESCMID) in Munich, Germany

Anticipated Milestones and Events

•
By mid-2026, upon receipt of Gilead Sciences, Inc. (Gilead)’s development plan and budget for the helicase-primase inhibitor (HPI) program (ABI-5366 and ABI-1179) for recurrent genital herpes, Assembly Bio to determine whether to opt in to a 40% U.S. cost-profit share, in lieu of receiving U.S. milestones and royalties
•
Initiation of a Phase 2 clinical study for ABI-6250 in participants with chronic hepatitis delta virus (HDV) infection expected in the fourth quarter of 2026

Upcoming Conferences

•
European Association for the Study of the Liver (EASL) Congress: May 27-30, 2026 – Barcelona, Spain

ABI-5366, ABI-1179 and ABI-6250 are investigational product candidates that have not been approved anywhere globally, and their safety and efficacy have not been established. ABI-5366 and ABI-1179 are exclusively licensed to Gilead under the collaboration between Assembly Bio and Gilead, and Gilead has the sole right and responsibility for further clinical development and commercialization of the HPI program.

First Quarter 2026 Financial Results

•
Cash, cash equivalents and marketable securities were $226.6 million as of March 31, 2026, compared to $248.1 million as of December 31, 2025. The company’s cash position is projected to fund operations into 2028.
•
Revenue from collaborative research with Gilead was $8.2 million for the three months ended March 31, 2026, compared to $9.4 million for the same period in 2025. The decrease reflects the timing of activities performed and progress toward completion of services under the Gilead Collaboration Agreement.
•
Research and development expenses were $14.9 million for the three months ended March 31, 2026, consistent with the same period in 2025, with increases in employee compensation and research and discovery activities offset by decreases in external program expenses due to the completion of clinical trials.
•
General and administrative expenses were $4.7 million for the three months ended March 31, 2026, compared to $4.5 million for the same period in 2025, primarily driven by increased stock-based compensation related to performance-based awards.
•
Net loss attributable to common stockholders was $9.1 million, or $0.54 per basic and diluted share, for the three months ended March 31, 2026, compared to $8.8 million, or $1.17 per basic and diluted share, for the same period in 2025, reflecting a higher weighted-average share count in 2026.

About Assembly Biosciences

Assembly Biosciences is a biotechnology company dedicated to the development of innovative small-molecule therapeutics designed to change the path of serious viral diseases and improve the lives of patients worldwide. Led by an accomplished team of leaders in virologic drug development, Assembly Bio is committed to improving outcomes for patients struggling with the serious, chronic impacts of herpesvirus, hepatitis B virus (HBV) and hepatitis delta virus (HDV) infections. For more information, visit assemblybio.com.

Forward-Looking Statements

The information in this press release contains forward-looking statements that are subject to certain risks and uncertainties that could cause actual results to materially differ. These risks and uncertainties include: Assembly Bio’s ability to realize the potential benefits of its collaboration with Gilead, including all financial aspects of the collaboration and equity investments; Assembly Bio’s ability to initiate and complete clinical studies involving its therapeutic product candidates, including studies contemplated by Assembly Bio’s collaboration with Gilead, in the currently anticipated timeframes or at all; safety and efficacy data from clinical or nonclinical studies may not warrant further development of Assembly Bio’s product candidates; clinical and nonclinical data may not differentiate Assembly Bio’s product candidates from other companies’ candidates; Assembly Bio’s ability to maintain financial resources and secure additional funding necessary to continue its research activities, clinical studies, and other business operations; potential effects of changes in government regulation; results of nonclinical studies may not be representative of disease behavior in a clinical setting and may not be predictive of the outcomes of clinical studies; and other risks identified from time to time in Assembly Bio’s reports filed with the U.S. Securities and Exchange Commission (the SEC). You are urged to consider statements that include the words may, will, would, could, should, might, believes, hopes, estimates, projects, potential, expects, plans, anticipates, intends, continues, forecast, designed, goal or the negative of those words or other comparable words to be uncertain and forward-looking. Assembly Bio intends such forward-looking statements to be covered by the safe harbor provisions contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. More information about Assembly Bio’s risks and uncertainties are more fully detailed under the heading “Risk Factors” in Assembly Bio’s filings with the SEC, including its most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as required by law, Assembly Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Investors:

Patrick Till

Meru Advisors

(484) 788-8560

investor_relations@assemblybio.com

Media:

Sam Brown LLC

Jamie Strachota

(703) 819-7647

ASMBMedia@sambrown.com

ASSEMBLY BIOSCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands except for share amounts and par value)

	March 31,	December 31,
	2026	2025
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$31,120	$58,450
Marketable securities	195,481	189,656
Accounts receivable from collaboration with a related party	451	974
Prepaid expenses and other current assets	5,561	5,469
Total current assets	232,613	254,549

Property and equipment, net	214	221
Operating lease right-of-use assets	2,369	2,508
Other assets	312	312
Total assets	$235,508	$257,590

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$1,129	$1,171
Accrued research and development expenses	1,538	2,387
Other accrued expenses	2,664	7,749
Deferred revenue from a related party	29,076	36,904
Operating lease liabilities - short-term	590	569
Total current liabilities	34,997	48,780

Operating lease liabilities - long-term	1,901	2,059
Total liabilities	36,898	50,839

Commitments and contingencies

Stockholders' equity
Preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized as of March 31, 2026 and December 31, 2025; 15,892,353 and 15,855,329 shares issued and outstanding as of March 31, 2026 and December 31, 2025, respectively	16	16
Additional paid-in capital	1,040,088	1,038,823
Accumulated other comprehensive loss	(368)	(41)
Accumulated deficit	(841,126)	(832,047)
Total stockholders' equity	198,610	206,751
Total liabilities and stockholders' equity	$235,508	$257,590

ASSEMBLY BIOSCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands except for share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2026	2025
Collaboration revenue from a related party	$8,213	$9,419

Operating expenses
Research and development	14,900	14,851
General and administrative	4,683	4,509
Total operating expenses	19,583	19,360
Loss from operations	(11,370)	(9,941)

Other income
Interest and other income, net	2,291	1,123
Total other income	2,291	1,123
Net loss	$(9,079)	$(8,818)

Other comprehensive loss
Unrealized loss on marketable securities	327	42
Comprehensive loss	$(9,406)	$(8,860)

Net loss per share, basic and diluted	$(0.54)	$(1.17)
Weighted average common shares outstanding, basic and diluted	16,900,232	7,506,321